Exhibit 10.3

FORM OF AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of November 15, 2016, is made by and among Neurotrope, Inc., a Nevada corporation (the “Company”), and the stockholder of the Company identified on the signature page hereto (a “Stockholder”).

WHEREAS, each Stockholder currently holds shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”);

WHEREAS, the Company, the Stockholder and the other investors signatory thereto entered into that certain Securities Purchase Agreement, dated as of November 13, 2015 (the “Series B SPA”);

WHEREAS, the Company proposes to issue up to 125,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase up to the same amount of shares of Common Stock (the “Warrants”) pursuant to the terms of a Securities Purchase Agreement, by and among the Company and certain investors (the “Investors”), in connection with a private placement transaction with aggregate gross proceeds to the Company of at least $8 million (the “Offering”);

WHEREAS, following the closing of the Offering, the Company shall reduce the exercise price of (i) the Series A Warrants and Series C Warrants issued contemporaneously with the issuance of the Series B Preferred Stock to $0.01 per share and (ii) the Series E Warrants issued contemporaneously with the issuance of the Series B Preferred Stock to $1.00 per share; and

WHEREAS, the Company and the Stockholder desires to amend the Series B SPA to provide that the Common Stock and Warrants to be issued in connection with the Offering will be exempt from the provision of the Series B SPA governing participation rights; and

WHEREAS, pursuant to Section 8(e) of the Series B SPA, no provision of the Series B SPA may be amended except in a written instrument signed by (i) the Company, (ii) the Investors listed on the Schedule of Buyers attached to the Series B SPA, including any Investor that is an institutional investor and such Investor’s purchase price pursuant to the Series B SPA (together with such Investor's institutional affiliates) equals or exceeds $1,000,000 (the “Large Investors”), who own at least 50% of the outstanding shares of Series B Preferred Stock, and (iii) each of the Large Investors.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Section 4(g) of the Series B SPA is hereby amended to add a subsection (H), such that Section 4(g) of the Series B SPA shall read in its entirety as follows:

(g)          Additional Issuance of Securities. Except as disclosed in Section 4(g) of the Disclosure Schedule and as contemplated by the Transaction Documents, the Company agrees that for the period commencing on the date hereof and ending on the date immediately following the one-hundred and eightieth (180th) day after the date hereof (the “Restricted Period”), unless otherwise consented to in writing by each of the Large Investors, neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any Common Stock or any security or any debt or other instrument convertible or exchangeable or exercisable into Common Stock or which constitutes (or would constitute but for lack of a fixed exercise or conversion or similar price or if it were not solely cash settled) a “derivative security” (as defined under the rules and regulations under Section 16 of the 1934 Act) or otherwise an equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act) or which does or would otherwise constitute any Option or Convertible Security (as defined in the Warrants) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, the immediately preceding sentence in this Section shall not apply in respect of the issuance of

(A)       shares of Common Stock or standard options to purchase Common Stock or other standard equity linked securities (e.g., stock appreciation rights) to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below); provided that (1) all such issuances that are exercisable or vest during the Restricted Period (taking into account the shares of Common Stock issuable upon exercise of such options and equity linked securities that are exercisable or vest during the Restricted Period, but not including shares issuable pursuant to Options or Convertible Securities outstanding as of the date hereof) and are issued after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 2,230,798 shares (as adjusted for any stock split, stock dividend, recapitalization, stock combination, reverse stock split or similar transaction) of Common Stock or standard options to purchase Common Stock or other standard equity linked securities (e.g., stock appreciation rights) to directors, officers or employees; (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers and (3) the issuance price of Common Stock or the exercise price of any such options is not lower than the higher of (i) $0.60 (as adjusted for any stock split, stock dividend, recapitalization, stock combination, reverse stock split or similar transaction) or (ii) the closing price of the Company’s Common Stock on the Principal Market on the trading day prior to the issuance of such Common Stock or option;

(B)       shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof to the extent issued pursuant to their terms as of the date hereof;

(C)       the Series B Shares and the Warrants to the extent issued pursuant to the terms contemplated hereby;

(D)       the Underlying Series B Shares and the Warrant Shares to the extent issued pursuant to the terms set forth in the Series B Shares and Warrants contemplated by this Agreement as of the date hereof;

(E)       issuances of equity to a seller, or in the case of a merger, the shareholders of the target company in such merger, or the officers or employees thereof, in each case in connection with a bona fide merger, business combination transaction or acquisition of stock or assets outside of the ordinary course;

(F)       a stock split or other subdivision or combination, or a stock dividend made to all holders of any Company equity on a pro rata basis;

(G)       issuances of Common Stock or Convertible Securities in connection with strategic partnerships, joint ventures, licensing, acquisition of assets or technology, or similar arrangements approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; or

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(H) issuances of Common Stock and warrants to purchase shares of Common Stock in connection with a private placement transaction with aggregate gross proceeds to the Company of at least $8 million, pursuant to a securities purchase agreement entered into by and among the Company and certain investors (each of the foregoing in clauses (A) through (H), collectively the “Excluded Securities”).

“Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and equity securities may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

2.          Except as amended hereby, all of the terms and conditions of the Series B SPA shall remain in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.          This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Notwithstanding anything to the contrary contained herein, Sections 1 and 2 of this Amendment shall only become, and shall automatically become, effective upon the execution of this Amendment and substantially identical Amendments by the holders of Series B Preferred Stock who own at least 50% of the outstanding shares of Series B Preferred Stock and each of the Large Investors (as defined in the Series B SPA)..

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Company:	NEUROTROPE, INC.

By:
Name:
Title:

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Stockholder:

SIGNATURE FOR INDIVIDUAL

By:
Name:
Address:

SIGNATURE FOR CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY

Name of entity:

By:
Name:
Title:
Address:

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